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                                                                    Exhibit 4(i)

                               AMENDMENT NO. EIGHT
                                     TO THE
                            ATMOS ENERGY CORPORATION
                        RETIREMENT SAVINGS PLAN AND TRUST
                            EFFECTIVE JANUARY 1, 1999

         WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore amended and restated the Atmos Energy Corporation Retirement Savings Plan and Trust Effective January 1, 1999 (the "Plan"), and has thereafter, from time to time amended the Plan; and

         WHEREAS, at the time of the merger of the United Cities Gas Company 401(k) Plan (the "UCG Plan") into the Plan certain forfeitures of account balances under the UCG plan were transferred to the Plan; and

         WHEREAS, pursuant to the provisions of the UCG Plan, said forfeitures were used to reduce company contributions; and

         WHEREAS, under the terms of the Plan all account balances are fully vested, so there are no forfeitures under the Plan; and

         WHEREAS, pursuant to the provisions of Section 10.01 of the Plan, the Company desires to amend the Plan to provide for the disposition of the forfeitures transferred from the UCG Plan.

         NOW, THEREFORE, pursuant to Section 10.01 of the Plan, Atmos Energy Corporation does hereby amend the Plan, effective as of November 1, 2002, as follows:

         1. Section 3.05 is amended by adding the following subsection (c) immediately after subsection (b):

         (c) The amounts transferred from the United Cities Plan that are attributable to forfeitures of account balances under that Plan shall be used to reduce Safe Harbor Matching Contributions under the Plan.

         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. EIGHT TO THE AMTOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf this 5th day of December, 2002.

                                     ATMOS ENERGY CORPORATION


                                     By: /s/ ROBERT W. BEST
                                         -------------------------------
                                           Robert W. Best
                                           Chairman of the Board, President and
                                           Chief Executive Officer